EXHIBIT 99.1

BlackLine Announces First Quarter Financial Results

LOS ANGELES, April 30, 2020 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the first quarter ended March 31, 2020.

Therese Tucker, Founder and CEO, commented, “We delivered strong first quarter results despite the impact of the slowdown from COVID-19 starting in March.  I am extremely proud of our team, their dedication to our customers, and their focus on the safety of our employees.  In recent weeks, we established COVID-19 customer relief programs including making our training library and a number of other resources for guidance and best practices available to help our community of global accounting and finance professionals in these challenging times.  Despite the ongoing macro uncertainties, BlackLine remains at the center of massive, long-term market opportunities across modern accounting and digital transformation.  We have confidence that our customers and BlackLine will emerge stronger, and we’re working hard to ensure that.”

First Quarter 2020 Financial Highlights

  Total GAAP revenues of $82.6 million for the first quarter of 2020, an increase of 29% compared to the first quarter of 2019.

  GAAP net loss attributable to BlackLine of $12.8 million, or $0.23 per share, on 56.2 million weighted average shares outstanding.

  Non-GAAP net income attributable to BlackLine of $6.0 million, or $0.10 per share, on 59.5 million diluted weighted average shares outstanding. This compares with non-GAAP net income attributable to BlackLine of $1.0 million in the first quarter of 2019.

  Operating cash flow of $8.5 million, compared to $3.0 million in the first quarter of 2019.

  Free cash flow of $4.9 million, compared to $0.7 million in the first quarter of 2019.

Key Metrics and Recent Business Highlights

  Added 32 net new customers in the first quarter for a total of 3,056 customers at March 31, 2020.

  Expanded the company’s user base to 271,957 at March 31, 2020.

  Achieved a dollar-based net revenue retention rate of 110% at March 31, 2020.

  COVID-19 Customer Relief Programs:

    Announced free premium training, select software, and expert coaching sessions for customers.

    Launched Modern Accounting Playbook (MAP) to bring mid-market customers a streamlined and stress-free financial close with complimentary MAP implementations for a limited time.

    Unveiled ‘Resource Hub for Closing Virtually’ to guide remote finance and accounting teams during financial close.

  Ranked 9th on G2’s ‘Best Products for Finance 2020’ as the only financial close software provider in the top 10.

  Recognized as a 2020 Gartner Peer Insights Customers’ Choice for Cloud Financial Close Solutions.

  Received SAP® North America 2020 Award for Partner Excellence for SAP Solution Extension Growth Cloud.

  Promoted Marc Huffman to president & chief operating officer and announced nomination to join our board of directors.

  Appointed Sophia Velastegui to our board of directors.

Financial Outlook

Second Quarter 2020

  Total GAAP revenue is expected to be in the range of $80 million to $82 million.

  Non-GAAP net income attributable to BlackLine is expected to be in the range of $5 million to $8 million, or $0.08 to $0.13 per share on 60.5 million diluted weighted average shares outstanding.

Full Year 2020

  With the uncertainty surrounding the ongoing impact of COVID-19 we are withdrawing our full year 2020 outlook.

Guidance for non-GAAP net income attributable to BlackLine and net income attributable to BlackLine per share does not include the impact of the provision for (benefit from) income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the acquisition in the fourth quarter of 2016 of Runbook B.V. (the “Runbook Acquisition”), amortization of acquired intangible assets resulting from the acquisition of the company by its principal stockholders in 2013 (the “2013 Acquisition”) and the Runbook Acquisition, stock-based compensation, the amortization of debt discount and issuance costs, the change in fair value of contingent consideration, costs incurred with our shelf offering, and the adjustment to the value of the redeemable non-controlling interest to the redemption amount.  Reconciliations of non-GAAP net income attributable to BlackLine and net income attributable to BlackLine per share guidance to the most directly comparable U.S. GAAP measures, or net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share, are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from non-GAAP net income attributable to BlackLine and net income  attributable to BlackLine per share. The company expects the variability of the above changes could have a significant, and potentially unpredictable, impact on its future GAAP net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share.

Quarterly Conference Call
BlackLine, Inc. will hold a conference call to discuss its first quarter results at 2:00 p.m. Pacific time on Thursday, April 30, 2020. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com. The call can also be accessed domestically at (844) 229-7595 and internationally at (314) 888-4260, passcode 5576599. A telephonic replay will be available through Thursday, May 7, 2020 at (855) 859-2056 or (404) 537-3406, passcode 5576599. A replay of the webcast will be available at https://investors.blackline.com/ for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine
Companies come to BlackLine, Inc. (Nasdaq: BL) because their traditional manual accounting processes are not sustainable. BlackLine’s cloud-based solutions and market-leading customer service help companies move to modern accounting by unifying their data and processes, automating repetitive work, and driving accountability through visibility. BlackLine provides solutions for financial close management, accounting automation, and intercompany governance, helping large enterprises and midsize companies across all industries do accounting work better, faster, and with more control.

More than 3,000 customers trust BlackLine to help them close faster with complete and accurate results. The company is the pioneer and recognized Leader in Gartner’s 2019 Magic Quadrant for Cloud Financial Close Solutions. Based in Los Angeles, BlackLine also has regional headquarters in London, Singapore, and Sydney. For more information, please visit blackline.com.

Forward-looking Statements
This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology.  Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance for the second quarter of 2020, our expectations for our business in 2020, the impact of the COVID-19 pandemic on our business, including expected delays in deals in EMEA and the North American mid-market, expected delays in large digital transformation deals, decreased services revenue due to the delayed implementation of projects, expected delays in deals coming from our SAP relationship, certain expected savings due to COVID-19 cost reductions, extended billing and payment terms for customers impacted by COVID-19, decreased sales initiatives in industries most impacted by COVID-19 and expectations regarding COVID-19 customer relief programs, our ability to execute on our long-term plans and key initiatives, expectations regarding user count, billings, free cash flow, revenue mix, gross margin, operating expenses, working capital, capital expenditures, and investments in teams and infrastructure, market opportunity, competitive position, the demand for and benefits from the use of BlackLine’s current and future solutions, growth strategies including customer growth, extension of distribution channels, sales strategy and product innovation, expansion of relationships with partners and customer service initiatives.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events,and are subject to risks and uncertainties.  If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements. These risks and uncertainties include, but are not limited to risks related to the company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the company’s ability to manage growth and scale effectively, including additional headcount and entry into new geographies; the company’s ability to provide successful enhancements, new features and modifications to its software solutions; the company’s ability to develop new products and software solutions and the success of any new product and service introductions; the success of the company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the company’s security measures; a disruption in the company’s hosting network infrastructure; costs and reputational harm that could result from defects in the company’s solution; the loss of any key employees; the impact of the COVID-19 pandemic and related measures taken by governments and private industry; continued strong demand for the company’s software in the United States, Europe, Asia Pacific and Latin America; the company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; changes in the proportion of the company’s customer base that is comprised of enterprise or mid-sized organizations; the company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the company’s intellectual property; the company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable and uncertain macro and regional economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters; the impact of any determination of deficiencies or weaknesses in our internal controls and processes; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on February 27, 2020. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements.  Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.  All of the information in this press release is subject to completion of year-end financial reporting processes, reviews and audit.

Use of Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on April 30, 2020 certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP income (loss) from operations, (iv) non-GAAP net income (loss) and non-GAAP net income (loss) per share, (v) and free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.  However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin.  Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenue adjusted for the amortization of acquired developed technology resulting from the 2013 Acquisition and the Runbook Acquisition and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross margin between periods.

Non-GAAP Subscription Gross Margin.  Non-GAAP subscription gross margin is defined as non-GAAP subscription gross profit divided by GAAP subscription revenues. BlackLine believes that presenting non-GAAP subscription gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of subscription gross margin between periods.

Non-GAAP Operating Expenses.  Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense.  Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and the Runbook Acquisition and stock-based compensation.  Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation.  Non-GAAP general and administrative expense is defined as GAAP general and administrative expense as adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration, and costs incurred in connection with our shelf offering.  BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income (Loss) from Operations. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations adjusted for the amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration, and costs incurred in connection with our shelf offering. The company believes that presenting non-GAAP income (loss) from operations is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition and other related costs in order to allow a direct comparison of loss from operations between all periods presented.

Non-GAAP Net Income (Loss) attributable to BlackLine. Non-GAAP net income (loss) is defined as GAAP net income (loss) adjusted for the impact of the provision for (benefit from) income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the 2013 Acquisition and the Runbook Acquisition, amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, the amortization of debt discount and issuance costs from our convertibles notes,  the change in the fair value of contingent consideration, costs incurred in connection with our shelf offering, and the adjustment to the value of the redeemable non-controlling interest to the redemption amount.  Non-GAAP diluted net income (loss) per common share includes the adjustment for shares resulting from the elimination of stock-based compensation.  The company believes that presenting non-GAAP net income (loss) is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition and other related costs in order to allow a direct comparison of net loss between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by operating activities less cash flows used to purchase property and equipment and capitalized software development. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the company’s liquidity used by management to evaluate the amount of cash generated by the company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics
BlackLine has provided in this release and the quarterly conference call held on April 30, 2020 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions.  These operating metrics exclude the impact of Runbook licensed customers and users as these customers did not have an active subscription agreement with BlackLine as of March 31, 2020.

Dollar-based Net Revenue Retention Rate.  Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period.  Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement.  BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as an entity with an active subscription agreement as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. In an instance where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer.  BlackLine believes that its ability to expand its customer base is an indicator of the company’s market penetration and the growth of its business.

Number of Users. Historically, BlackLine’s products were priced based on the number of users of its platform. Over time, the company has begun to sell an increasing number of non-user based products with fixed or transaction-based pricing.  For this reason, we believe the growth in the number of total users is less correlated to the growth of the business overall.

Media Contact:
BlackLine
Kimberly Uberti
Kimberly.uberti@blackline.com

Investor Relations Contact:
BlackLine
Alexandra Geller
Alex.geller@blackline.com

BlackLine, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$310,989	$120,232
Marketable securities	302,978	487,515
Accounts receivable, net of allowance	90,057	102,829
Prepaid expenses and other current assets	16,572	12,830
Total current assets	720,596	723,406
Capitalized software development costs, net	11,015	10,032
Property and equipment, net	13,155	13,024
Intangible assets, net	15,977	17,520
Goodwill	185,138	185,138
Operating lease right-of-use assets	11,449	12,549
Other assets	54,044	52,883
Total assets	$1,011,374	$1,014,552

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Accounts payable	$11,357	$7,401
Accrued expenses and other current liabilities	20,378	30,098
Deferred revenue	161,289	162,552
Short-term portion of operating lease liabilities	4,555	4,938
Short-term portion of contingent consideration	2,008	2,008
Total current liabilities	199,587	206,997
Operating lease liabilities	9,734	10,606
Convertible senior notes, net	389,875	384,343
Contingent consideration	4,499	4,354
Deferred tax liabilities	4,584	4,571
Deferred revenue, noncurrent	128	163
Total liabilities	608,407	611,034

Redeemable non-controlling interest	6,778	4,905

Stockholders' equity:
Common stock	564	559
Additional paid-in capital	569,799	561,275
Accumulated other comprehensive income	66	377
Accumulated deficit	(174,240)	(163,598)
Total stockholders' equity	396,189	398,613

Total liabilities, redeemable non-controlling interest, and stockholders' equity	$1,011,374	$1,014,552

BlackLine, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Quarter Ended
	March 31,
	2020	2019
Revenues
Subscription and support	$77,035	$61,274
Professional services	5,563	2,855
Total revenues	82,598	64,129
Cost of revenues
Subscription and support	11,380	10,832
Professional services	4,685	2,786
Total cost of revenues	16,065	13,618
Gross profit	66,533	50,511
Operating expenses
Sales and marketing	44,785	35,848
Research and development	11,747	10,307
General and administrative	17,338	13,679
Total operating expenses	73,870	59,834
Loss from operations	(7,337)	(9,323)
Other income (expense)
Interest income	2,409	695
Interest expense	(5,685)	—
Other income (expense), net	(3,276)	695
Loss before income taxes	(10,613)	(8,628)
Provision for income taxes (a)	357	403
Net loss	(10,970)	(9,031)
Net loss attributable to non-controlling interest	(328)	(250)
Adjustment attributable to non-controlling interest	2,201	—
Net loss attributable to BlackLine, Inc.	$(12,843)	$(8,781)

Basic net loss attributable to BlackLine, Inc. per share:
Basic net loss attributable to BlackLine, Inc. per share	$(0.23)	$(0.16)
Shares used to calculate basic net loss per share	56,174	54,835
Diluted net loss attributable to BlackLine, Inc. per share:
Diluted net loss attributable to BlackLine, Inc. per share	$(0.23)	$(0.16)
Shares used to calculate diluted net loss per share	56,174	54,835

(a) During the fourth quarter the Company identified prior period errors related to its provision for income taxes that were calculated in connection with the adoption of ASC 606, Revenue from Contracts and Customers. Although management has concluded that such errors were immaterial to the previously issued financial statements, the Company is revising its 2019 unaudited quarterly financial statements. The Q1 2019 condensed consolidated financial information included herein has also been revised to reflect an increase in tax expense and a corresponding decrease in net income of $0.2 million.

BlackLine, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Quarter Ended
	March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to BlackLine, Inc.	$(12,843)	$(8,781)
Net loss and adjustment attributable to redeemable non-controlling interest	1,873	(250)
Net loss	(10,970)	(9,031)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,570	5,689
Change in fair value of contingent consideration	145	(9)
Amortization of debt discount and issuance costs	5,532	—
Stock-based compensation	9,456	6,452
Noncash lease expense	1,230	1,245
Accretion of purchase discounts on marketable securities, net	(523)	(409)
Net foreign currency losses	826	128
Deferred income taxes	13	320
Provision for doubtful accounts receivable	69	25
Changes in operating assets and liabilities
Accounts receivable	12,147	2,333
Prepaid expenses and other current assets	(1,499)	1,789
Other assets	(1,167)	(2,499)
Accounts payable	1,253	826
Accrued expenses and other current liabilities	(10,014)	(6,362)
Deferred revenue	(1,298)	3,869
Operating lease liabilities	(1,253)	(1,340)
Net cash provided by operating activities	8,517	3,026

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(116,400)	(29,975)
Proceeds from maturities of marketable securities	289,149	31,795
Proceeds from sales of marketable securities	12,000	—
Capitalized software development costs	(2,289)	(1,232)
Purchases of property and equipment	(1,152)	(1,103)
Net cash provided by (used in) investing activities	181,308	(515)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of stock options	4,656	2,764
Acquisition of common stock for tax withholding obligations	(3,562)	(1,729)
Financed purchases of property and equipment	(169)	—
Net cash provided by financing activities	925	1,035

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	—	(56)
Net increase in cash, cash equivalents, and restricted cash	190,750	3,490
Cash, cash equivalents, and restricted cash, beginning of period	120,502	46,455
Cash, cash equivalents, and restricted cash, end of period	$311,252	$49,945

Cash and cash equivalents at end of period	$310,989	$49,676
Restricted cash included within prepaid expenses and other current assets at end of period	19	—
Restricted cash included within other assets at end of period	244	269
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$311,252	$49,945

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Quarter Ended
	March 31,
	2020	2019
Non-GAAP Gross Profit
Gross profit	$66,533	$50,511
Amortization of developed technology	175	1,711
Stock-based compensation	1,323	888
Total Non-GAAP Gross Profit	$68,031	$53,110
Gross margin	80.6%	78.8%
Non-GAAP gross margin	82.4%	82.8%

Non-GAAP Operating Income:
Loss from operations	$(7,337)	$(9,323)
Amortization of intangible assets	1,543	3,077
Stock-based compensation	9,456	6,452
Change in fair value of contingent consideration	145	(9)
Shelf offering costs	—	212
Total non-GAAP operating income	$3,807	$409

Non-GAAP Net Income Attributable to BlackLine, Inc.
Net loss attributable to BlackLine, Inc.	$(12,843)	$(8,781)
Provision for (benefit from) income taxes	(16)	—
Amortization of intangible assets	1,543	3,077
Stock-based compensation	9,456	6,452
Amortization of debt discount and issuance costs	5,532	—
Change in fair value of contingent consideration	145	(9)
Shelf offering costs	—	212
Adjustment to redeemable non-controlling interest	2,201	—
Total non-GAAP net income attributable to BlackLine, Inc.	$6,018	$951
Basic non-GAAP net income attributable to BlackLine, Inc. per share:
Basic non-GAAP net income attributable to BlackLine, Inc. per share	$0.11	$0.02
Shares used to calculate basic non-GAAP net income per share	56,174	54,835
Diluted non-GAAP net income attributable to BlackLine, Inc. per share:
Diluted non-GAAP net income attributable to BlackLine, Inc. per share	$0.10	$0.02
Shares used to calculate diluted non-GAAP net income per share	59,519	58,089

	Quarter Ended
	March 31,
	2020	2019
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$44,785	$35,848
Amortization of intangible assets	(969)	(968)
Stock-based compensation	(4,393)	(2,994)
Total non-GAAP sales and marketing expense	$39,423	$31,886

Non-GAAP Research and Development Expense:
Research and development expense	$11,747	$10,307
Stock-based compensation	(1,229)	(944)
Total non-GAAP research and development expense	$10,518	$9,363

Non-GAAP General and Administrative Expense:
General and administrative expense	$17,338	$13,679
Amortization of intangible assets	(399)	(398)
Stock-based compensation	(2,511)	(1,626)
Change in fair value of contingent consideration	(145)	9
Shelf offering costs	—	(212)
Total non-GAAP general and administrative expense	$14,283	$11,452

Total Non-GAAP Operating Expenses	$64,224	$52,701

Free Cash Flow
Net cash provided by operating activities	$8,517	$3,026
Capitalized software development costs	(2,289)	(1,232)
Purchases of property and equipment	(1,152)	(1,103)
Financed purchases of property and equipment	(169)	—
Free cash flow	$4,907	$691